Exhibit 99.1

SITO Announces Closing of $6.0 Million Registered Direct Offering

JERSEY CITY, N.J., July 28, 2017 (GLOBE NEWSWIRE) -- SITO Mobile, Ltd. (NASDAQ:SITO), a leading mobile engagement platform (“SITO” or the “Company”), today announced the closing of its previously announced registered direct public offering of 1,200,000 shares of its common stock and warrants exercisable for up to approximately 300,000 shares of its common stock for gross proceeds of $6.0 million (the “Offering”). The shares and warrants were sold in units, each consisting of one share of common stock and a warrant to purchase 0.25 of one share of common stock at an exercise price of $6.25 per share of common stock. The units were sold at an offering price of $5.00 per unit. Lake Street Capital Markets acted as the Company’s financial advisor for the Offering and received warrants to purchase up to an aggregate of 20,000 shares of common stock at an exercise price of $6.25 per share of common stock as partial compensation for its services in connection with the Offering.

The securities described above were offered directly to the investors without a placement agent or underwriter.

The net proceeds of the Offering will be used to repay the entire principal amount outstanding, together with accrued and unpaid interest, under the senior secured note issued pursuant to that certain Revenue Sharing and Note Purchase Agreement, dated October 3, 2014.

The securities described above were offered by the Company pursuant to a shelf registration statement (File No. 333-213221) previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement. Copies of the prospectus supplement and the accompanying base prospectus relating to the Offering may be obtained by accessing the SEC’s website at http://www.sec.gov.

About SITO Mobile, Ltd.

SITO Mobile is transforming the manner in which brands connect with consumers in the real world by developing a mobile engagement platform that drives awareness, loyalty, and ultimately sales. In an increasingly mobile-first culture, SITO Mobile delivers proven location-based advertising solutions to Fortune 500 brands and agencies. Through innovation, the company uses proprietary data to build cutting edge, in-house technology, arming clients with the best resources for successful campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, the platform creates audience profiles to develop measurable hyper-targeted campaigns for brands. SITO’s real-time location-based marketing technology gives us the unique advantage of understanding and shaping the future of retail and consumer behavior.

For more information, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause SITO’s actual results to be materially different than those expressed in or implied by SITO’s forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts:

Media Relations:

Yasmeen Coning

Chief Marketing Officer
SITO Mobile

yasmeen.coning@sitomobile.com

Darren Nicol

Director of Marketing
SITO Mobile

darren.nicol@sitomobile.com

Investor Relations

Rob Fink

Hayden IR

Phone: 646.415.8972

Email: SITO@haydenir.com

Source: SITO Mobile, Ltd.

Released July 28, 2017